PILGRIM'S PRIDE CORPORATION REPORTS FINANCIAL RESULTS FOR 2006 FISCAL FOURTH QUARTER AND ANNUAL PERIODS

Results, Excluding Tax Effects of Dividend Repatriation, Exceed Consensus Analyst Estimates

PITTSBURG, Texas, November 14, 2006 - Pilgrim's Pride Corporation (NYSE: PPC) today reported a net loss of $7.5 million, or $0.11 per share, on total sales of $1.338 billion for the fourth quarter ended September 30, 2006. Included in net income for the fourth quarter of fiscal 2006 are non-recurring U.S. and foreign tax expenses of $25.8 million, or $0.39 per share, related to the Company’s repatriation of $155 million of foreign earnings pursuant to the American Jobs Creation Act of 2004. Excluding the effect of this one-time item, net income for the fourth fiscal quarter would have been $18.3 million, or $0.28 per share, exceeding consensus analyst estimates of $0.14 per share. For the fourth quarter of fiscal 2005, the Company reported net earnings of $74.7 million, or $1.12 per share, on total sales of $1.483 billion.

“We are pleased that in the fourth quarter, excluding the tax effect associated with our foreign dividend repatriation, we returned to profitability, particularly in light of the tremendous challenges facing the U.S. chicken industry,” said O.B. Goolsby, Jr., Pilgrim’s Pride president and chief executive officer. “Our financial performance during the quarter reflected an improvement in chicken prices for most of the quarter, coupled with the progress we have made toward lowering our costs and operating more efficiently in a difficult operating environment.”

Last May, Pilgrim’s Pride announced a multi-point plan designed to improve the Company’s competitive position. This plan included a 3% reduction in weekly chicken processing, which had been fully implemented by the end of July, as well as a reduction in capital investment and a sharpened focus on cost reductions and improved efficiencies.

However, over the past two months market conditions have weakened, as evidenced by a decrease in prices for boneless breast meat and leg quarters, as well as a sharp increase in the price of corn and soybean meal.

In response, Pilgrim’s Pride on Oct. 29 announced further plans to reduce weekly chicken processing by 5% year-over-year - or approximately 1.3 million head - beginning January 1, 2007, in an effort to better balance production and demand. The Company said it intends to keep the reduction in effect until average industry margins return to more normalized levels.

“We firmly believe that lowering overall supply to better match demand is an important component in helping return the U.S. chicken industry to more normalized levels. Although the near-term operating environment remains challenging, we are confident that continued demand for high-quality, convenient and low-fat meat proteins will position Pilgrim’s Pride for profitable long-term growth when conditions in the chicken markets improve,” added Mr. Goolsby.

For the full 2006 fiscal year, the Company reported a net loss of $34.2 million, or $0.51 per share, on total sales of $5.236 billion. Included in net income for fiscal 2006 are non-recurring U.S. and foreign tax expenses of $25.8 million, or $0.39 per share, related to the Company’s repatriation of $155 million of foreign earnings pursuant to the American Jobs Creation Act of 2004. Excluding the effect of this one-time item, net loss for fiscal 2006 would have been $8.4 million, or $0.12 per share, exceeding consensus analyst estimates of a loss of $0.26 per share. For the full 2005 fiscal year, Pilgrim’s Pride reported net earnings of $265.0 million, or $3.98 per share, on sales of $5.666 billion. Included in the net income for fiscal 2005 were a non-recurring gain of $7.5 million net of tax, or $0.11 per share, associated with a litigation settlement, and recoveries on prior year’s turkey restructuring charges of $3.3 million net of tax, or $0.05 per share. Excluding these items, adjusted earnings for fiscal 2005 would have been $254.2 million, or $3.82 per share.

Conference Call Information
A conference call to discuss the Company's fourth-quarter results will be held at 10 a.m. CT (11 a.m. ET) on November 14, 2006. To listen live via telephone, call (800) 391-2548, verbal pass code Pilgrim’s Pride or VG495227. The call will also be webcast live on the Internet at http://www.videonewswire.com/event.asp?id=34647. (Please copy and paste the link into the browser.)

Additionally, the Company has posted a slide presentation on its website at http://www.pilgrimspride.com, which may be viewed by listeners in connection with today’s conference call. The webcast will be available for replay within two hours of the conclusion of the call. A telephone replay will be available beginning at approximately 2 p.m. (CT) on November 14 through November 21, 2006, at (800) 355-2355 pass code 495227#.

Pilgrim's Pride Corporation is the second-largest chicken producer in the United States and Mexico and the largest chicken producer in Puerto Rico. Pilgrim's Pride employs approximately 40,000 people and has major operations in Texas, Alabama, Arkansas, Georgia, Kentucky, Louisiana, North Carolina, Pennsylvania, Tennessee, Virginia, West Virginia, Mexico and Puerto Rico, with other facilities in Arizona, Florida, Iowa, Mississippi and Utah.

Pilgrim's Pride products are sold to foodservice, retail and frozen entree customers. The Company's primary distribution is through retailers, foodservice distributors and restaurants throughout the United States and Puerto Rico and in the Northern and Central regions of Mexico. For more information, please visit www.pilgrimspride.com.

Forward-Looking Statements:

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim's Pride Corporation and its management, including as to changes in pricing, demand and market conditions for chicken products and profitability, are forward-looking statements. It is important to note that the actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally, including fluctuations in the commodity prices of feed ingredients, chicken and turkey; additional outbreaks of avian influenza or other diseases, either in our own flocks or elsewhere, affecting our ability to conduct our operations and/or demand for our poultry products; contamination of our products, which has recently and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; changes in laws or regulations affecting our operations or the application thereof; competitive factors and pricing pressures or the loss of one or more of our largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; management of our cash resources, particularly in light of our leverage, and restrictions imposed by and as a result of, our leverage; and the impact of uncertainties of litigation as well as other risks described under "Risk Factors" in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim's Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:  Kathy Costner, Vice President
   Pilgrim's Pride Corporation
   (903) 434-1430

Media Contact: Gary Rhodes, Vice President
Pilgrim’s Pride Corporation
(903) 434-1495

PILGRIM'S PRIDE CORPORATION
News Release
November 14, 2006

PILGRIM'S PRIDE CORPORATION
Consolidated Statements of Income
[In thousands, except share and per share amounts]

Three Months Ended	September 30, 2006	October 1, 2005
Net Sales	$1,338,398	$1,482,668
Cost of sales	1,239,095	1,281,863
Gross Profit	99,303	200,805
Selling, general and administrative	77,826	80,956

Operating Income	21,477	119,849

Other Expense (Income):
Interest expense	12,199	12,149
Interest income	(1,620)	(2,081)
Foreign exchange gain	(868)	(54)
Miscellaneous, net	(352)	491
Total Other Expenses, Net	9,359	10,505

Income before Income Taxes	12,118	109,344
Income Tax Expense	19,601	34,616
Net Income (Loss)	$(7,483)	$74,728

Net Income (Loss) per Common Share
-Basic and Diluted	$(0.11)	$1.12
Dividends Declared per Common Share	$0.023	$0.015
Weighted Average Shares Outstanding	66,555,733	66,555,733

Fiscal Year Ended	September 30, 2006	October 1, 2005
Net Sales	$5,235,565	$5,666,275
Cost of sales	4,937,965	4,921,076
Gross Profit	297,600	745,199
Selling, general and administrative	294,598	309,387

Operating Income	3,002	435,812

Other Expense (Income):
Interest expense	50,601	49,585
Interest income	(10,048)	(5,653)
Foreign exchange (gain) loss	144	(474)
Miscellaneous, net	(1,378)	(11,169)
Total Other Expenses, Net	39,319	32,289

Income (Loss) before Income Taxes	(36,317)	403,523
Income Tax (Benefit) Expense	(2,085)	138,544
Net Income (Loss)	$(34,232)	$264,979

Net Income (Loss) per Common Share
-Basic and Diluted	$(0.51)	$3.98
Dividends Declared per Common Share	$1.090	$0.06
Weighted Average Shares Outstanding	66,555,733	66,555,733

PILGRIM'S PRIDE CORPORATION
News Release
November 14, 2006

PILGRIM'S PRIDE CORPORATION
Condensed Consolidated Balance Sheets
[In thousands]

	September 30, 2006	October 1, 2005
ASSETS
Cash	$156,404	$132,567
Other Current Assets	949,270	866,848
Total Current Assets	1,105,674	999,415
Investments in Available for Sale Securities	115,375	304,593
Other Assets	50,825	53,798
Property, Plant and Equipment, net	1,154,994	1,154,097

Total Assets	$2,426,868	$2,511,903

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Maturities of Long-term Debt	$10,322	$8,603
Other Current Liabilities	566,516	586,211
Total Current Liabilities	576,838	594,814
Long-Term Debt, Less Current Maturities	554,876	518,863
Deferred Income Taxes	175,869	173,232
Minority Interest in Subsidiary	1,958	1,396
Total Stockholders' Equity	1,117,327	1,223,598

Total Liabilities and Stockholders’ Equity	$2,426,868	$2,511,903

PILGRIM'S PRIDE CORPORATION
News Release
November 14, 2006

Selected Financial Information (in thousands)
(Unaudited)

Note: “EBITDA” is defined as the sum of the net income (loss) before interest, taxes, depreciation and amortization. EBITDA is presented because it is used by us, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of Generally Accepted Accounting Principles (GAAP) results, to compare the performance of companies. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP. EBITDA is calculated as follows:

Three Months Ended	September 30, 2006	October 1, 2005
Net Income (Loss)	$(7,483)	$74,728
Add:
Income tax expense	19,601	34,616
Interest expense, net	10,579	10,068
Depreciation and amortization	35,082	40,681
Minus:
Amortization of capitalized financing costs	572	581

EBITDA	$57,207	$159,512

Capital Expenditures	$42,568	$26,439

Fiscal Year Ended	September 30, 2006	October 1, 2005
Net Income (Loss)	$(34,232)	$264,979
Add:
Income tax expense	(2,085)	138,544
Interest expense, net	40,553	43,932
Depreciation and amortization	135,133	134,944
Minus:
Amortization of capitalized financing costs	2,606	2,321

EBITDA	$136,763	$580,078

Capital Expenditures	$143,882	$116,588

Other Data:	September 30, 2006	October 1, 2005
Current Maturities of Long-term Debt	$10,322	$8,603
Long-term Debt	554,876	518,863

Total Debt	$565,198	$527,466

Note Regarding Non-GAAP Financial Information:

We have included certain information regarding our results of operations that has been adjusted to exclude non-recurring U.S. and foreign tax expenses of $25.8 million, or $0.39 per share, in the fourth quarter of fiscal 2006 related to the Company’s repatriation of $155 million of foreign earnings pursuant to the American Jobs Creation Act of 2004 and to exclude, in fiscal 2005, a non-recurring gain of $7.5 million net of tax, or $0.11 per share, associated with a litigation settlement, and recoveries on prior year’s turkey restructuring charges of $3.3 million net of tax, or $0.05 per share. We believe investors may be interested in our results excluding these items as this is how our management analyzes our results from continuing operations.